Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Qiwei Miao, Chief Executive Officer of ESHALLGO INC (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

a.

the Company’s annual report on Form 20-F/A for the fiscal year ended March 31, 2024 (the “Amended Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	the information contained in the Amended Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.
Date: December 13, 2024
By:	/s/ Qiwei Miao
Name: Qiwei Miao
Title: Chief Executive Officer